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                                       EXHIBIT 23.1

Consent of PricewaterhouseCoopers LLP

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                                       EXHIBIT 23.1

         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective
Amendment No. 3 to the Registration Statement on Form
S-1 (Nos. 333-83011, 333-83015, and 333-83017) of our
reports dated Janury 26, 2001 relating to financial statement of World Monitor Trust II -- Series D, Series
E and Series F, and our reports dated February 16, 2001 and January 26, 2001 relating to the statements of financial condition of Prudential Securities Futures
Management, Inc. and of Diversified Futures Trust I, respectively, which reports appear in the Registration
Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration
Statement.

                    /s/ PricewaterhouseCoopers
                    PricewaterhouseCoopers

New York, New York
March 16, 2001